                                                                EXHIBIT 10.26


THE LIMITED PARTNER INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE FEDERAL, STATE OR FOREIGN SECURITIES LAWS. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF THE INTERESTS IS RESTRICTED AS PROVIDED IN THIS AGREEMENT.



                        AUDIOLOGIC HEARING SYSTEMS, L.P.

                         AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

                                   dated as of


                               September 30, 1996


                                      among

                        AUDIOLOGIC HEARING SYSTEMS, INC.

                                  GN DANAVOX AS

                                AUDIOLOGIC, INC.

                               RESOUND CORPORATION

                                       and

                               CERTAIN MANAGERS OF
                                 THE PARTNERSHIP

                                TABLE OF CONTENTS


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                                      ARTICLE 1 DEFINITIONS


SECTION 1.01.  Definitions .....................................................      1

                                    ARTICLE 2 THE PARTNERSHIP


SECTION 2.01.  Formation .......................................................     10
SECTION 2.02.  Name 10
SECTION 2.03.  Purpose .........................................................     11
SECTION 2.04.  Limitations on Business .........................................     11
SECTION 2.05.  Danavox Exclusivity .............................................     11
SECTION 2.06.  Principal Place of Business .....................................     11
SECTION 2.07.  Term 12
SECTION 2.08.  Filings; Agent for Service of Process ...........................     12
SECTION 2.09.  Independent Activities; Transactions with Affiliates ............     13
SECTION 2.10.  Fiscal Year .....................................................     13

                           ARTICLE 3 CAPITAL ACCOUNTS AND CONTRIBUTIONS


SECTION 3.01.  Capital Accounts ................................................     14
SECTION 3.02.  AL1 Asset Contribution ..........................................     14
SECTION 3.03.  Danavox Contribution ............................................     15
SECTION 3.04.  ReSound Contribution ............................................     16
SECTION 3.05.  General Partner Contribution ....................................     16
SECTION 3.06.  Additional Contributions ........................................     16
SECTION 3.07.  General Partner .................................................     16
SECTION 3.08.  Limited Partners ................................................     17
SECTION 3.09.  Representations of AL1 ..........................................     18
SECTION 3.10.  Representations of Danavox and ReSound ..........................     18

                                      ARTICLE 4 ALLOCATIONS


SECTION 4.01.  Net Profits .....................................................     18
SECTION 4.02.  Net Losses ......................................................     19
SECTION 4.03.  Special Allocations .............................................     20

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SECTION 4.04.  Tax Allocations .................................................     20
SECTION 4.05.  Revaluation of Partnership Assets ...............................     20

                                     ARTICLE 5 DISTRIBUTIONS


SECTION 5.01.  Distributions ...................................................     21
SECTION 5.02.  Amounts Withheld ................................................     21
SECTION 5.03.  Restricted Distributions ........................................     22

                              ARTICLE 6 MANAGEMENT'S PUTS AND CALLS


SECTION 6.01.  Vesting .........................................................     22
SECTION 6.02.  Repurchase Obligations upon Termination of Employment ...........     22
SECTION 6.03.  Put Options .....................................................     23
SECTION 6.04.  Reallocation of Manager Interests ...............................     23

                                       ARTICLE 7 MANAGEMENT


SECTION 7.01.  Authority of the General Partner ................................     24
SECTION 7.02.  Right to Rely on General Partner ................................     26
SECTION 7.03.  Restrictions on Authority of General Partner ....................     26
SECTION 7.04.  Duties and Obligations of General Partner .......................     29
SECTION 7.05.  Indemnification of General Partner ..............................     29
SECTION 7.06.  Compensation, Reimbursement and Loans ...........................     30
SECTION 7.07.  Operating Restrictions ..........................................     30
SECTION 7.08.  Rights or Powers ................................................     31
SECTION 7.09.  Voting Rights ...................................................     31

                                   ARTICLE 8 BOOKS AND RECORDS


SECTION 8.01.  Books and Records ...............................................     31
SECTION 8.02.  Periodic Reports; Financial Statements ..........................     31
SECTION 8.03.  Tax Information .................................................     32
SECTION 8.04.  Consent to Capital Account Statements ...........................     32

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                                   ARTICLE 9 CERTAIN COVENANTS


SECTION 9.01.  Confidentiality .................................................     33
SECTION 9.02.  Press Announcements .............................................     34
SECTION 9.03.  No Solicitation of Employees ....................................     34

                                 ARTICLE 10 AMENDMENTS; MEETINGS


SECTION 10.01.  Amendments .....................................................     34
SECTION 10.02.  Meetings of the Partners .......................................     35

                              ARTICLE 11 TRANSFERS OF INTERESTS, ETC


SECTION 11.01.  Restriction of Transfers of Interests ..........................     36
SECTION 11.02.  Permitted Transfers of Interests ...............................     36
SECTION 11.03.  Conditions to Permitted Transfers ..............................     37
SECTION 11.04.  Prohibited Transfers ...........................................     38
SECTION 11.05.  Rights of Unadmitted Assignees .................................     39
SECTION 11.06.  Admission of Transferees as Partners ...........................     39
SECTION 11.07.  Distributions and Applications in Respect to
                    Transferred Interests.......................................     40

                                    ARTICLE 12 GENERAL PARTNER


SECTION 12.01.  Additional General Partners ....................................     40
SECTION 12.02.  Covenant Not to Withdraw, Transfer, or Dissolve ................     40
SECTION 12.03.  Permitted Transfer .............................................     41
SECTION 12.04.  Prohibited Transfer ............................................     42

                              ARTICLE 13 DISSOLUTION AND WINDING UP


SECTION 13.01.  Liquidating Events .............................................     42
SECTION 13.02.  Winding up .....................................................     44
SECTION 13.03.  Obligation to Restore Deficit Capital Accounts; Compliance
                    With Timing Requirements of Regulations ...................      45
SECTION 13.04.  Allocations During Period of Liquidation .......................     45
SECTION 13.05.  Character of Liquidating Distributions .........................     45

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SECTION 13.06.  Indemnification of the Liquidator ..............................     45

                                   ARTICLE 14 POWER OF ATTORNEY


SECTION 14.01.  General Partner as Attorney-in-fact ............................     46
SECTION 14.02.  Special Power ..................................................     46

                                        ARTICLE 15 DEFAULT


SECTION 15.01.  Default ........................................................     47

                               ARTICLE 16 GENERAL INDEMNIFICATIONS


SECTION 16.01.  Survival of Representations, Warranties and Covenants ..........     48
SECTION 16.02.  Obligation of the Partners .....................................     48
SECTION 16.03.  Obligations of the Partnership to Indemnify ....................     48
SECTION 16.04.  Notice of Opportunity to Defend ................................     48

                                     ARTICLE 17 MISCELLANEOUS


SECTION 17.01.  Notices ........................................................     49
SECTION 17.02.  Binding Effect .................................................     50
SECTION 17.03.  Construction ...................................................     50
SECTION 17.04.  Arbitration ....................................................     50
SECTION 17.05.  Assignability ..................................................     51
SECTION 17.06.  Headings .......................................................     51
SECTION 17.07.  Severability; Integration ......................................     51
SECTION 17.08.  Further Action .................................................     52
SECTION 17.09.  Variation of Pronouns ..........................................     52
SECTION 17.10.  Governing Law ..................................................     52
SECTION 17.11.  Waiver of Action for Partition; No Bill for
                     Partnership Accounting.....................................     52
SECTION 17.12.  Counterpart Execution ..........................................     52

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SECTION 17.13.  Sole and Absolute Discretion ...................................     52
SECTION 17.14.  Limitation on Limited Partner Obligations ......................     52
SECTION 17.15.  Expenses .......................................................     52

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SCHEDULES

SCHEDULE 1.01(a)(v) ............................................................     55
SCHEDULE 1.01(a)(xxviii) .......................................................     57
SCHEDULE 3.09 ..................................................................     59
SCHEDULE 3.10 ..................................................................     61

                                    EXHIBITS

         EXHIBIT A   Balance Sheet of AudioLogic, Inc. dated as of
                     September 30, 1986

         EXHIBIT B   Budget of AudioLogic Hearing Systems, L.P.

         EXHIBIT C   Excluded Assets and Excluded Liabilities

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        AudioLogic Hearing Systems, L.P.

         This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the 30th day of September, 1996 (the "EFFECTIVE DATE"), by and among AudioLogic Hearing Systems, Inc. ("AL2"), as the General Partner, ReSound Corporation ("ReSound"), AudioLogic, Inc. ("AL1") and GN Danavox AS ("DANAVOX") and the Managers as the Limited Partners pursuant to the provisions of the Act, on the following terms and conditions:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Definitions. (a) Capitalized words and phrases used in this Agreement (and the schedules hereto) have the following meanings:

                  (i) "ACT" means the Delaware Revised Uniform Limited Partnership Act, as set forth in Del. Code Ann. Tit. 6, Sections 17-101 to 17-1109, as amended from tIme to time (or any corresponding provisions of succeeding law).

                  (ii) "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person, (iii) any officer, director or general partner of such Person, or (iv) any Person who is an executive officer, director, general partner, trustee, or holder of 10% or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence.

                  (iii) "AGREEMENT" or "PARTNERSHIP AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," refer to this Agreement as a whole, unless the context otherwise requires.

                  (iv) "AL1 INITIAL CONTRIBUTIONS" means the contributions made by AL1 pursuant to Section 3.02.

                  (v) "ANCILLARY AGREEMENTS" means the documents listed on
         Schedule 1.1(a)(v).

                  (vi) "BALANCE SHEET" means the balance sheet of AL1 dated as of September 30, 1996 (the "BALANCE SHEET DATE") attached hereto as Exhibit A.

                  (vii) "BASE DSP TECHNOLOGY" has the meaning ascribed thereto in the Development Contract.

                  (viii) "BUSINESS" means the business of developing, manufacturing and marketing Base DSP Technology and Full DSP Technology, but excluding technology relating solely to surgically implanted hearing aid devices.

                 (ix) "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City.

                  (x) "CAPITAL ACCOUNT" means, with respect to each Partner, the Capital Account maintained for such Person in accordance with the following provisions:

                           (A) To each Person's Capital Account there shall be
                  credited such Person's Capital Contributions, such Person's share of Net Profit allocated pursuant to Section 4.01 hereof and any items of Partnership income or gain which are specially allocated pursuant to Section 4.03 hereof, and the amount of any Partnership liabilities assumed by such Person or which are secured by any Property distributed to such Person.

                           (B) To each Person's Capital Account there shall be
                  debited the amount of cash and the Gross Asset Value of any Property distributed to such Person pursuant to any provision of this Agreement, such Person's share of Net Loss allocated pursuant to Section 4.02 hereof and any items of Partnership deduction or loss which are specifically allocated pursuant to
                  Section 4.03 hereof, and the amount of the liabilities of such Person assumed by the Partnership or which are secured by any property contributed by such Person to the Partnership pursuant to Section 3.03 hereof.

                           (C) In the event all or a portion of an interest in
                  the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                           (D) In determining the amount of any liability for
                  purposes of Sections 1.01(a)(x)(A) and 1.01(a)(x)(B) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                           (E) Credits and debits to each Person's Capital
                  Account shall be allocated among the various sub-accounts created with respect to such Capital Account in accordance with the provisions of Articles 3, 4 and 5.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation.

                  (xi) "CAPITAL CONTRIBUTION" means, with respect to each Partner, the capital contribution made by, or on behalf of, such Partner pursuant to Article 3 hereof.

                  (xii) "CAUSE" means:

                           (A) the willful failure by the Manager to perform
                  substantially the Manager's duties as an employee of AL1 performing services for the Partnership (other than due to physical or mental illness);

                           (B) the Manager's engaging in misconduct that is
                  materially injurious to the Partnership or any Affiliate of the Partnership;

                           (C) the material breach by the Manager of any written
                  covenant or agreement not to compete with the Partnership or any Affiliate of the Partnership;

                           (D) the breach by the Manager of his or her duty of
                  loyalty to AL1 and any contractual obligations to perform services for the Partnership which shall include, without limitation (1) the disclosure by the member of any confidential information pertaining to the Partnership or any Affiliate of the Partnership, other than (x) in the ordinary course of the performance of his or her duties on behalf of the Partnership or (y) pursuant to a judicial or administrative subpoena from a court or governmental authority with jurisdiction over the matter in question, (2) the harmful interference by the Manager in the business or operations of the Partnership or of an Affiliate of the Partnership, (3) any attempt by the Manager to induce any employee of AL1 performing services for the Partnership or any Affiliate of the Partnership to be employed or perform services elsewhere, other than actions taken by the Manager that are intended to benefit the Partnership and do not benefit the Manager financially other than as an employee of or holder of a Percentage Interest in the Partnership, or
                  (4) any attempt by the Manager to solicit the trade of any customer or supplier, or prospective customer or supplier, of the Partnership on behalf of any Person other than the Partnership or an Affiliate of the Partnership, other than actions taken by the Manager that are intended to benefit the Partnership and do not benefit the Manager financially other than as an employee of AL1 performing services for, or holder of a Percentage Interest in, the Partnership, provided, however, that this provision shall only apply to any product or service which is in competition with a product or service of the Partnership or any Affiliate of the Partnership.

                  (xiii) "CODE" means the Internal Revenue Code of 1986, as amended and as in effect from time to time.

                  (xiv) "DEVELOPMENT CONTRACT" means the agreement listed under
         (1) on Schedule 1.01(a)(v).

                  (xv) "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

                  (xvi) "FULL DSP TECHNOLOGY" has the meaning ascribed thereto in the Development Contract.

                  (xvii) "GENERAL PARTNER" means any Person who (A) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (B) has not ceased to be a General Partner pursuant to the terms of this Agreement.

                  (xviii) "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except (A) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as specified in this

         Agreement or determined by the General Partner, and (B) the Gross Asset Value of the Partnership's assets shall be adjusted in accordance with the provisions of Section 4.05 hereof and to reflect adjustments to the adjusted tax basis of the Partnership's assets pursuant to Section 732, 734 or 743 of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m). If the Gross Asset Value of an Asset has been determined or adjusted pursuant to clause (A) or (B) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of determining Net Profit and Net Loss.

                  (xix) "INITIAL PERCENTAGE INTEREST" shall mean, with respect to each Partner, the percentage set forth below:


[*]




                  (xx) "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, invention, patent, trade secret, know-how, copyright, (including any registration or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, in each case which is owned or licensed by AL1 or any Affiliate of AL1 and used or held for use in the Business.

                  (xxi) "INTEREST" means the entire ownership interest of a Partner in the Partnership at any time, including the rights of such Partner to capital,



* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         Net Profit, Net Loss, distributions and other benefits to which such Partner may become entitled hereunder, and the obligations of such Partner to comply with the terms and provisions of this Agreement.

                  (xxii) "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                  (xxiii) "LIMITED PARTNERS" means any Person who (A) is referred to as such in the first paragraph of this Agreement or (B) who has become a Limited Partner pursuant to the terms of this Agreement. "LIMITED PARTNERS" means all such Persons.

                  (xxiv) "MANAGER" means John Melanson, Jason Carlson, Eric Lindemann, Tom Worrall, Caleb Roberts, Kitty Adams, Joel Cooper, Randy Davis, Sudha Jeerage, Christine Kennedy, Christopher Schweitzer and such other managers of the Partnership who are designated as such by AL1.

                  (xxv) "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Business taken as a whole.

                  (xxvi) "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Business taken as a whole.

                  (xxvii) "NET PROFIT" and "NET LOSS" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (A) Any income of the Partnership that is exempt from
                  federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 1.01(a)(xxvii) shall be added to such taxable income or loss;

                           (B) Any expenditures of the Partnership described in
                  Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;

                           (C) In the event the Gross Asset Value of any
                  Partnership
                  asset is adjusted pursuant to Section 1.01(a)(xviii) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

                           (D) Gain or loss resulting from any disposition of
                  Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (E) In lieu of the depreciation, amortization, and
                  other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.01(a)(xv) hereof; and

                           (F) Notwithstanding any other provision of this
                  Section 1.01(a)(xxvii), any items which are specially allocated pursuant to Section 4.03 hereof shall not be taken into account in computing Net Profit or Net Loss.

                  (xxviii) "NONRECOURSE LIABILITY" has the meaning set forth in
         Section 1.704-2(b)(3) of the Regulations.

                  (xxix) "PARTNERS" means the General Partner and all Limited Partners, where no distinction is required by the context in which the term is used herein. "PARTNER" means any one of the Partners. All references in this Agreement to a majority in interest or a specified percentage of the Partners shall mean Partners whose Initial Capital Contributions pursuant to Article 3 hereof, together with any other of their Capital Contributions, constitute more than 50% or such specified percentage, respectively, of the aggregate Initial Capital Contributions of all Partners pursuant to Article 3 hereof and any other Capital Contributions of all Partners.

                  (xxx) "PARTNERSHIP" means the partnership continued pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

                  (xxxi) "PERCENTAGE INTEREST" shall mean, with respect to each Partner, a percentage initially equal to such Partner's Initial Percentage Interest and thereafter the Percentage Interest as determined by Schedule 1.01(a)(xxviii).

                  (xxxii) "PERMITTED LIEN" means all Liens (A) disclosed on the Balance Sheet, (B) for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the

         Balance Sheet), or (C) which do not materially detract from the value of any of the Contributed Assets as now used or materially interfere with any present use of any of the Contributed Assets.

                  (xxxiii) "PERSON" means any individual, partnership, corporation, trust, or other entity.

                  (xxxiv) "PROPERTY" means all real and personal property acquired by the Partnership, and shall include both tangible and intangible property.

                  (xxxv) "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as amended from time to time.

                  (xxxvi) "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  (xxxvii) "TRANSFERS" means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of.

                  (xxxviii) "WHOLLY OWNED AFFILIATE" of any Person shall mean an Affiliate of such Person 100% of the voting stock or beneficial ownership of which is owned by such Person, directly, or indirectly through one or more Wholly Owned Affiliates, or by any Person who, directly or indirectly, owns 100% of the voting stock or beneficial ownership of such Person, and an Affiliate of such Person who, directly or indirectly, owns 100% of the voting stock or beneficial ownership of such Person, provided that, directors' qualifying shares shall not be taken into account in determining whether any Person is a Wholly Owned Affiliate of any other Person.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

              Term                                                Section
              ----                                                -------

              AL1                                                 Preamble
              AL1 Intellectual Property Rights                    Schedule 3.09
              AL2                                                 Preamble
              Asserted Liability                                  16.04
              Assumed Liabilities                                 3.02
              AudioLogic Designees                                7.03
              Balance Sheet Date                                  1.01

              Term                                                Section
              ----                                                -------

              Budget                                              2.03
              Certificate                                         2.08
              Chipsets                                            2.04
              Claims Notice                                       16.04
              Common Sub-Account                                  3.01
              Contributed Assets                                  3.02
              Danavox                                             Preamble
              Danavox Designees                                   3.06
              Dispute Resolutions Committee                       7.03
              Effective Date                                      Preamble
              Excluded Assets                                     3.02
              Excluded Liabilities                                3.02
              Financial Statements                                Schedule 3.09
              ICC                                                 17.04
              Indemnifying Party                                  16.04
              Indemnitee                                          16.04
              Independent Accountants                             8.04
              Information                                         9.01
              Intellectual Property Rights                        Schedule 3.09
              Interest Offer                                      11.02
              Liquidating Events                                  13.01
              Liquidator                                          13.02
              Losses                                              16.02
              Offer                                               11.02
              Offer Notice                                        11.02
              Offer Price                                         11.02
              Other Consent                                       Schedule 3.09
              Permitted Transfers                                 11.02
              Preferred Percentage Interest                       4.01
              Preferred Sub-Account                               3.01
              Profits Sub-Account                                 3.01
              Put Option                                          6.03
              Regulatory Allocations                              4.03
              Required Consent                                    Schedule 3.09
              ReSound                                             Preamble
              ReSound Designees                                   3.06
              Section II.G.3. Payments                            6.02
              Selling Party                                       11.02
              Technologies                                        Schedule 3.09
              Third Party Action                                  16.04

                                    ARTICLE 2

                                 THE PARTNERSHIP

         SECTION 2.1. Formation. The Partnership was formed on September 27, 1996. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

         SECTION 2.2. Name. The name of the Partnership shall continue to be AudioLogic Hearing Systems, L.P. and all business of the Partnership shall be conducted in such name. The General Partner may change the name of the Partnership upon ten days notice to the Limited Partners. Except as otherwise provided in this Agreement, the Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

         SECTION 2.3. Purpose. The Partnership was formed to facilitate the development, manufacture and marketing of Base DSP Technology and Full DSP Technology (but not technology relating solely to surgically implanted hearing aid devices), and to engage in any and all activities directly related thereto. All of the activities of the Partnership shall be in conformity with a four-year budget (the "BUDGET") attached as Exhibit B hereto or such other budget as may be adopted by the Partnership in accordance with Section 7.03(b). On or before September 30, 1997, the Partners shall negotiate in good faith to extend the Budget for continued development of Full DSP Technology after June 30, 1998. Danavox and ReSound shall also negotiate in good faith if either party wants to continue to develop with the other Partners Base DSP Technology or Full DSP Technology after June 30, 2000, through the Partnership or otherwise. The Partners have made contributions to and entered into certain contractual arrangements with the Partnership and each other with the intent of accomplishing the above-mentioned objectives.

         SECTION 2.4. Limitations on Business. The Partnership may manufacture and subcontract the production of chipsets ("CHIPSETS") using Full DSP Technology. The Partnership shall sell Chipsets only to Danavox and ReSound, except that the Partnership shall be obligated to sell Chipsets to third parties as directed by the General Partner. Danavox and ReSound each agree not to resell Chipsets purchased from the Partnership to primary hearing aid manufacturers, except if such manufacturers (i) are purchasing such Chipsets for sale through their retail organizations in products that identify that AudioLogic Hearing Systems technology is used in the product and (ii) do not derive more than 25% of their total revenue from sales through their retail organizations.

         Each Partner agrees (and agrees to require all purchasers of Chipsets to agree) that all references to Base DSP Technology and Full DSP Technology developed by the Partnership shall use the AudioLogic Hearing Systems name.

         SECTION 2.5. Danavox Exclusivity. If Danavox and ReSound are unable to agree to continue the joint development of Full DSP Technology after June 30, 1998, Danavox shall have the exclusive right to continue to develop DSP Integrated Circuit chipsets and DSP based hearing aid circuits with AL1. If Danavox and AL1 are to work exclusively together, the Partnership shall work with ReSound's engineers for up to one year to effect an appropriate transfer of technology know-how and expertise to ReSound. ReSound shall reimburse the Partnership for the services involved in such transfer at a rate equal to 1.5 times the actual salaries of AL1 employees allocable to such services plus all applicable travel expenses of such employees.

         SECTION 2.6. Principal Place of Business. The principal place of business of the Partnership shall continue to be 6655 Lookout Road, Boulder, Colorado 80301. The General Partner may change the principal place of business of the Partnership to any other place upon ten days notice to the Limited Partners. The registered office of the Partnership in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         SECTION 2.7. Term. The term of the Partnership shall commence on the date the Partnership was formed, as set forth in Section 2.01 hereof, and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in Section
13.01 hereof.

         SECTION 2.8. Filings; Agent for Service of Process.

          (a) A Certificate of Limited Partnership (the "CERTIFICATE") has been filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments may be executed by the General Partner.

          (b) The General Partner shall execute and cause to be filed an original or amended Certificate and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other state or jurisdictions in which the Partnership engages in business.

          (c) The registered agent for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 or any successor as appointed by the General Partner in accordance with the Act.

          (d) Upon the dissolution of the Partnership, the General Partner (or, in the event the General Partner does not wind up the Partnership's affairs, any Person elected pursuant to Section 13.02 hereof) shall promptly execute and cause to be filed certificates of cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed Certificates.

         SECTION 2.9.  Independent Activities; Transactions with Affiliates.

          (a) The Partners recognize and acknowledge that certain of the Limited Partners and certain Affiliates of the Limited Partners are currently and shall continue to be separately engaged in the hearing aid business, and that such business may be competitive with the Partnership's business. Except as expressly provided herein or in the Development Contract, each Limited Partner and each of their Affiliates may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner and, except as expressly provided for, neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Partner or its Affiliates from engaging in such activities, or require any Partner or its Affiliates to permit the Partnership or any other Partner or its Affiliates to participate in any such activities, and each Partner hereby waives, relinquishes, and renounces any such right or claim of participation.

          (b) Without limiting the generality of the forgoing, with respect to the development of DSP hearing aid fitting systems, scientific research programs (including algorithm development), clinical field testing and collateral marketing arrangements, Danavox and ReSound may conduct such activities independently or, if both Danavox and ReSound agree, jointly through the Development Contract with the Partnership. Any developments resulting from the independent activities of Danavox or ReSound need not be shared with any other Partner or the Partnership. If any product is sold to address a hearing loss need as well as other needs unrelated to hearing loss, none of the Partnership, Danavox or ReSound shall have any obligation to license the related technology to the Partnership or AL1.

          (c) To the extent permitted by applicable law and except as otherwise provided in this Agreement or the Development Contract, the General Partner, when acting on behalf of the Partnership, is hereby authorized to purchase property from, sell property to, or otherwise deal with the General Partner, acting on its own behalf, any Affiliate of the General Partner, any Limited Partner, or any Affiliate of a Limited Partner, provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Partnership than if the sale, purchase or other transaction had been made with an independent third party.

         SECTION 2.10. Fiscal Year. The fiscal year of the Partnership for financial statement and Federal income tax purposes shall end on December 31st.

                                    ARTICLE 3

                       CAPITAL ACCOUNTS AND CONTRIBUTIONS

         SECTION 3.1. Capital Accounts. The Capital Account established for the General Partner, AL1, Danavox and ReSound will consist of one or more of the following sub-accounts: a Common Sub-Account (the "COMMON SUB-ACCOUNT"), a Preferred Sub-Account (the "PREFERRED SUB-ACCOUNT") and a Profits Sub-Account (the "PROFITS SUB-ACCOUNT"). A Profits Sub-Account shall also be established for each Manager.

         SECTION 3.2. AL1 Asset Contribution. (a) AL1 agrees to contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to the Partnership on the Effective Date, free and clear of all Liens, other than Permitted Liens, all of AL1's right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of its business as the same shall exist on the Effective Date, including without limitation all assets shown on the Balance Sheet (the "CONTRIBUTED ASSETS").

         (b) The Partnership and each of the Partners expressly understands and agrees that the following assets and properties of AL1 (the "EXCLUDED ASSETS") shall be excluded from the Contributed Assets:

                  (i) all of AL1's cash and cash equivalents on hand and in banks except for petty cash; and

                  (ii) all other assets indicated on Exhibit C.

         (c) Upon the terms and subject to the conditions of this Agreement, the Partnership agrees, on the Effective Date, to assume (the "ASSUMED LIABILITIES") all liabilities set forth on the Balance Sheet other than Excluded Liabilities.

         (d) Notwithstanding any provision in this Agreement or any other writing to the contrary, the Partnership is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of AL1 (or any predecessor owner of all or part of its businesses and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of AL1 (all such liabilities and obligations not being assumed being herein referred to as the "EXCLUDED LIABILITIES"), and, notwithstanding anything to the contrary in this Section 3.02, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

                  (i) any obligation or liability of ALI for any taxes, duties or similar charges or related penalties or interest arising from or with respect to the Contributed Assets or the operations of the Business which is incurred in or attributable to any tax period or portion thereof prior to and through the Effective Date, including, without limitation, any sales, use, transfer or other similar taxes, duties, similar charges or related penalties or interest attributable to the Transfer of the Contributed Assets to the Partnership;

                  (ii) any liabilities or obligations relating to employee benefits or compensation arrangements existing on or prior to the Effective Date; and

                  (iii) all liabilities set forth on Exhibit C.

         (e) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contributed Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of the Partnership or AL1 thereunder. AL1 and the Partnership will use their best efforts (but without any payment of money by AL1 or the Partnership) to obtain the consent of the other parties to the assignment to the Partnership of any such Contributed Asset or any claim or right or any benefit arising thereunder for the assignment thereof to the Partnership as the Partnership may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of AL1 thereunder so that the Partnership would not in fact receive all such rights, AL1 and the Partnership will cooperate in a mutually agreeable arrangement under which the Partnership would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to the Partnership, or under which AL1 would enforce for the benefit of the Partnership, with the Partnership assuming AL1's obligations, any and all rights of AL1 against a third party thereto. AL1 will promptly pay to the Partnership when received all monies received by AL1 from any Contributed Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

         (f) All contributions by AL1 pursuant to this Section 3.02 shall result in a credit to AL1's Common Sub-Account of $219,166.28.

         SECTION 3.3. Danavox Contribution. On or immediately after the Effective Date, Danavox shall contribute $219,166.28 in cash to the Partnership. Such contribution shall result in a credit to Danavox's Common Sub-Account of $219,166.28.

         SECTION 3.4. ReSound Contribution. On or immediately after October 1, 1996, ReSound shall contribute $219,166.28 in cash to the Partnership. Such contribution shall result in a credit to ReSound's Common Sub-Account of $219,166.28.

         SECTION 3.5. General Partner Contribution. On or immediately after the Effective Date, the General Partner shall contribute $6,641.40 in cash to the Partnership. Such contribution shall result in a credit to the General Partner's Common Sub-Account of $6,641.40.

         SECTION 3.6. Additional Contributions. If the General Partner at the sole direction of those members of the Board of Directors of the General Partner designated by Danavox (the "DANAVOX DESIGNEES") and ReSound (the "RESOUND DESIGNEES") decides that the Partnership should continue to develop Full DSP Technology after June 30, 1998 or to develop Base DSP Technology after June 30, 2000, the term of the Partnership shall be extended to accomplish such development and a new budget shall be adopted by the Partnership as agreed by Danavox and ReSound. In connection with the adoption of such new budget, the General Partner at the sole direction of the Danavox Designees and the ReSound Designees shall establish the amounts of necessary funding and whether such amounts shall be funded through capital contributions to the Partnership or development contracts. In the case of any capital contributions to the Partnership as a result of such determination, each Partner shall have the right to make capital contributions so as to retain its Percentage Interest in the Partnership, and Danavox and ReSound shall share equally in making any capital contributions to the Partnership not made by any other Partner pursuant to this right. Any such capital contributions shall be in cash and a credit equal to the cash contributed by any Partner shall be made to such Partner's Common Capital Sub-Account.

         SECTION 3.7. General Partner. The name, address, value of the initial Capital Contribution and Initial Percentage Interest of the General Partner are as follows:

Name and Address                                               Initial                  Percentage
                                                               Capital                   Interest
                                                             Contribution                --------
                                                             ------------
AudioLogic Hearing Systems, Inc.                             $6,641.40                    [*]
6655 Lookout Road
Boulder, Colorado 80301

         SECTION 3.8. Limited Partners. The names, addresses, value of the initial Capital Contributions and Initial Percentage Interests of, or made on behalf of, the Limited Partners are as follows:

Name and Address                                                Initial                 Percentage
                                                                Capital                   Interest
                                                              Contribution                --------
                                                              ------------
ReSound Corporation                                          $219,166.28                  [*]
220 Saginaw Drive
Seaport Centre
Redwood City, CA 94063

GN Danavox AS                                                $219,166.28                  [*]
Markjaervej 2A
2630 Taastrup
Denmark

AudioLogic, Inc.                                             $219,166.28                  [*]
6655 Lookout Road
Boulder, CO 80301

[*]                                                                 [*]                  [*]






                   * CERTAIN CONFIDENTIAL INFORMATION ON THIS
                     PAGE HAS BEEN OMITTED AND FILED SEPARATELY
                     WITH THE SECURITIES AND EXCHANGE COMMISSION.

Name and Address                                                Initial                 Percentage
                                                                Capital                   Interest
                                                              Contribution                --------
                                                              ------------
AudioLogic, Inc.                                                     [*]                 [*]
6655 Lookout Road
Boulder, CO 80301

[*]                                                                  [*]                 [*]



[*]                                                                  [*]                 [*]



[*]                                                                  [*]                 [*]


[*]                                                                  [*]                 [*]



[*]                                                                  [*]                 [*]


[*]                                                                  [*]                 [*]



[*]                                                                  [*]                 [*]



[*]                                                                  [*]                 [*]



[*]                                                                  [*]                 [*]



[*]                                                                  [*]                 [*]




* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         SECTION 3.9. Representations of AL1. AL1 hereby represents and warrants to the Partnership as to matters set forth on Schedule 3.09, which shall form part of this Agreement.

         SECTION 3.10. Representations of Danavox and ReSound. Each of Danavox and ReSound hereby represent and warrant to the Partnership with respect to itself as to matters set forth on Schedule 3.10, which shall form part of this Agreement.

                                    ARTICLE 4

                                   ALLOCATIONS

         SECTION 4.1. Net Profits. After giving effect to the special allocations set forth in Section 4.03 hereof, Net Profit for any fiscal year, or other period, shall be allocated in the following order and priority:

                  (i) first, to the General Partner in an amount equal to the negative balance, if any, in the General Partner's Capital Account;

                  (ii) second, to the Common Sub-Account of the General Partner, Danavox and ReSound in proportion to and to the extent of the excess, if any, of (x) the aggregate amount of Net Losses allocated to such Common Sub-Accounts under clause (iii) of Section 4.02 with respect to all prior fiscal years or other periods over (y) the aggregate amount of Net Profits allocated to such Common Sub-Accounts under this clause with respect to all prior fiscal years or other periods;

                  (iii) third, to the Preferred Sub-Account of the General Partner, Danavox and ReSound in accordance with the following percentages: General Partner 1%, Danavox 49.5%, ReSound 49.5% (such percentage for each Partner is hereafter referred to as such Partner's "PREFERRED PERCENTAGE INTEREST") until the aggregate amount of Net Profits allocated pursuant to this clause with respect to the current and all prior fiscal years or other periods (less the aggregate amount of Net Losses allocated to such Preferred Sub-Accounts under clause
         (ii) of Section 4.02 with respect to all prior fiscal years or other periods) equals $13.4 million; and

                  (iv) fourth, to the Profits Sub-Account of each Partner in accordance with their respective Percentage Interests.

         SECTION 4.2. Net Losses. After giving effect to the special allocations set forth in Section 4.03 hereof, Net Loss for any fiscal year, or other period, shall be allocated in the following order and priority:

                  (i) first, to the Partners in accordance with their Percentage Interests to the extent of the positive balances, if any, in their Profits Sub-Accounts;

                  (ii) second, to the General Partner, Danavox and ReSound in accordance with their Preferred Percentage Interests to the extent of the positive balances, if any, in their Preferred Sub-Accounts;

                  (iii) third, to the General Partner, Danavox, ReSound, and AL1 in accordance with and to the extent of the positive balances, if any, in their Common Sub-Accounts; and

                  (iv) fourth, to the General Partner.

         SECTION 4.3. Special Allocations.

         (a) Minimum Gain Chargeback. Items of the Partnership's income and gain shall be specially allocated among the Partners at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Regulations Sections 1.704-2(f) and (i).

         (b) Qualified Income Offset. Items of the Partnership's income and gain shall be specially allocated among the Partners at such times and in such amounts required to satisfy the qualified income offset requirement of Regulations Section 1.704-1(b)(2)(ii)(d).

         (c) Curative Allocations. The allocations set forth in Sections 4.03(a) and 4.03(b) (the "REGULATORY ALLOCATIONS") shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

         SECTION 4.4. Tax Allocations. Except as otherwise provided in this
Section 4.04, for United States federal, state and local income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners as nearly as possible in the same manner as the corresponding item of income, gain, loss or expense is allocated pursuant to the other provisions of this Article 4. All items of income, gain, loss and deduction with respect to any Partnership asset having a Gross Asset Value that differs from the adjusted basis of such asset for United States federal income tax purposes shall be allocated so as to take into account the difference between the Gross Asset Value and the adjusted tax basis of such asset in accordance with the principles of Code Section 704(c) and the Regulations thereunder.

         SECTION 4.5. Revaluation of Partnership Assets. Upon the occurrence of any event specified in Regulations Section 1.704-2(b)(2)(iv)(f), the General Partner may cause the Capital Accounts of the Partners to be adjusted to reflect the Gross Asset Value of the Partnership's assets at such time, as determined by the General Partner, in accordance with such Regulation.

                                    ARTICLE 5

                                  DISTRIBUTIONS

         SECTION 5.1. Distributions.

         (a) General. Except as otherwise provided in Sections 5.01(b) and 13.02 hereof, distributions of Partnership cash or other property shall be made to the Partners at such times as the General Partner may determine. Any distributions so made by the Partnership shall be made in the following order and priority:

                  (i) first, to the Partners in proportion to and to the extent of the positive balances, if any, in their Profits Sub-Accounts;

                  (ii) second, to Danavox, ReSound and the General Partner in proportion to and to the extent of the positive balances, if any, in their Preferred Sub-Accounts; and

                  (iii) third, to the General Partner, Danavox, ReSound and AL1 in proportion to and to the extent of the positive balances, if any, in their Common Sub-Accounts.

         (b) Tax Distributions. In the event that the Partnership has taxable income for any fiscal year, the Partnership shall endeavor to make, consistent with business needs, distributions of available cash to the Partners, in the same order and priority as set forth in Section 5.01(a), in amounts sufficient to provide each of them with cash equal to the amount obtained by multiplying
(i) such Partner's distributive share of taxable income of the Partnership for such fiscal year by (ii) the highest effective marginal combined federal, state and local income tax rate (giving effect to the deduction of state and local income taxes, as applicable for federal and state income tax purposes) that would be applicable to the Partnership if it were a corporation.

         SECTION 5.2. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Partnership, the General Partner or the Limited Partners shall be treated as amounts distributed to the General Partner and the Limited Partners pursuant to this Article 5 for all purposes under this Agreement. The General Partner is authorized to withhold from distributions, or with respect to allocations, to the General Partner or Limited Partners and to pay over to any federal, state or local government any amounts required pursuant to the Code or any provisions of any other federal, state or local law, and may allocate any such amounts among the General Partner and Limited Partners in any manner that is in accordance with applicable law.

         SECTION 5.3. Restricted Distributions. Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not make a distribution to any Partner if such distribution would violate applicable law, including, without limitation, the Act.

                                    ARTICLE 6

                           MANAGEMENT'S PUTS AND CALLS

         SECTION 6.1. Vesting. Solely for purposes of this Article 6, the Interest of each Manager shall vest over the four-year period commencing on the Effective Date based upon continued employment of such Manager with AL1 and performing services exclusively for the Partnership, with 25% vesting at the end of each year, except that in the case of Mr. Melanson whose Interest shall vest at the rate of 10% at the end of each of the first three years after the Effective Date and 70% at the end of the fourth year after the Effective Date and AL1's 2% Interest which 2% Interest shall vest 100% at the end of the fourth year, unless otherwise allocated to other Managers pursuant to Section 6.04 hereof.

         SECTION 6.2. Repurchase Obligations upon Termination of Employment . In the case of termination of employment with AL1 for any reason (other than Cause) of any Manager, (a) 50% of the vested portion of the Interest of such Manager must be repurchased by the Partnership for an amount in cash equal to such vested portion of the Percentage Interest of such Manager, determined as if such Interest were being repurchased as of the Effective Date (as reallocated from time to time pursuant to Section 6.04 hereof), times $10,000,000 on the date which is the latest of (i) the date of termination of employment of such Manager, (ii) the date on which the first and second product Chipsets have been released by the Partnership and approved by each of Danavox and ReSound, or
(iii) the receipt by the Partnership of royalties and any amounts paid by Danavox and ReSound to the Partnership (the "SECTION II.G.3. PAYMENTS") pursuant to Section II.G.3. of the Development Contract sufficient to make such payment, it being understood that if royalties and Section II.G.3. Payments have been received by the Partnership but such royalties and Section II.G.3. Payments are insufficient to repurchase all Interests subject to repurchase at such time, the Partnership shall make any required partial payments to each Manager in proportion to the percentage that the Percentage Interest of such Manager subject to repurchase at such time is of the total Percentage Interests subject to a repurchase obligation by the Partnership at such time; (b) 25% of the vested portion of the Interest of such Manager shall be purchased equally by each of ReSound and Danavox in cash for an amount equal to such vested portion of the Percentage Interest of such Manager, determined as if such Interest were being repurchased as of the Effective Date, times $5,000,000, 12.5% after the first product Chipset is released by the Partnership and approved by Danavox and ReSound and 12.5% after the second product Chipset is released and approved by Danavox and ReSound; and (c) the unvested portion of the Interest of such Manager shall be purchased by the Partnership for $1.00. Upon termination of employment for Cause of any Manager, the Partnership shall have the right to purchase the vested and unvested portion of such Manager's Interest for $1.00.

         SECTION 6.3. Put Options. A Manager shall have the put option (the "PUT OPTION") described in this Section 6.03 so long as he or she is employed by AL1 and performs services exclusively for the Partnership. A Manager shall have a Put Option (i) first, to require Danavox and ReSound to purchase 25% of his or her vested portion of his or her Interest after the first product Chipset is released by the Partnership and approved by both Danavox and ReSound, (ii) second, to require the Partnership to purchase 25% of his or her vested portion of his or her Interest if, but only to the extent that, royalties and Section II.G.3. Payments have been received by the Partnership from the sale of the first product Chipset in excess of royalties and Section II.G.3. Payments needed to fulfill the Partnership's repurchase obligations under Section 6.02 at such time, (iii) third, to require Danavox and ReSound to purchase 25% of his or her vested portion of his or her Interest after the second product Chipset is released by the Partnership and approved by both Danavox and ReSound and (iv) fourth, to require the Partnership to purchase 25% of his or her vested portion of his or her Interest if, but only to the extent that, royalties and Section II.G.3. Payments have been received by the Partnership from the sale of the second product Chipset in excess of royalties and Section II.G.3. Payments needed to fulfill the Partnership's repurchase obligations under Section 6.02 at such time. In each such case where a Manager exercises a Put Option pursuant to this Section 6.03, Danavox and ReSound or the Partnership, as the case may be, shall be required to pay to such Manager in return for the portion of the Interest being sold an amount in each case equal to the Percentage Interest being sold, determined as if such Interest were being sold as of the Effective Date (as reallocated from time to time pursuant to Section 6.04 hereof), times $20,000,000.

         SECTION 6.4. Reallocation of Manager Interests. After the Effective Date, the AudioLogic Designees shall have the right to reallocate the Percentage Interests of the Managers, including any Percentage Interests forfeited in accordance with the provisions of this Article 6, among the present and any future Managers admitted as Limited Partners pursuant to the terms of this Agreement in such designees' sole discretion; provided that, after such reallocation, the sum of the Managers' Percentage Interests at that time and any Percentage Interest repurchased or sold pursuant to Sections 6.02 and 6.03 hereof shall not be greater than 10%, determined as if such calculation occurred on and as of the Effective Date.

                                    ARTICLE 7

                                   MANAGEMENT

         SECTION 7.1. Authority of the General Partner. Except to the extent otherwise provided herein, the General Partner shall have the sole and exclusive right to manage the business of the Partnership and shall have all of the rights and powers which may be possessed by general partners under the Act including, without limitation, the right and power to:

         (a) acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership;

         (b) operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership;

         (c) execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of property of the Partnership, or in connection with managing the affairs of the Partnership, including amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, pursuant to any power of attorney granted by the Limited Partners to the General Partner;

          (d) borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership, and secure the same by mortgage, pledge, or other lien on any property of the Partnership;

         (e) execute, in furtherance of any or all of the purposes of the Partnership, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the property of the Partnership;

         (f) prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the property of the Partnership and in connection therewith execute any extensions or renewals of encumbrances on any or all of the property of the Partnership;

         (g) care for and distribute funds to the Partners by way of cash, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Partnership or this Agreement;

         (h) contract on behalf of the Partnership for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Partnership;

         (i) engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to property of the Partnership and General Partner liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a partnership under the laws of each state in which the Partnership is then formed or qualified;

         (j) make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of property of the Partnership pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of Partnership interests and Partnership distributions; (ii) with the consent of a majority of the Limited Partners, to extend the statute of limitations for assessment of tax deficiencies against the Partners with respect to adjustments to the Partnership's federal, state, or local tax returns; and (iii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership, and the Partners in their capacities as Partners, and to file any tax returns and to execute any agreement or other document relating to or affecting such tax matters, including, to the extent provided in Sections 6221 through 6231 of the Code, agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership, the General Partner, and the Limited Partners. The General Partner is specifically authorized to act as the "Tax Matters Partner" under the Code and in any similar capacity under state or local law;

         (k) take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Partnership; and

         (l) institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Partnership or the Partners in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith.

         SECTION 7.2. Right to Rely on General Partner. Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by any General Partner as to:

         (a) the identity of any General Partner or Limited Partner;

         (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to act by a General Partner or which are in any other manner germane to the affairs of the Partnership;

         (c) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

         (d) any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

         SECTION 7.3. Restrictions on Authority of General Partner.

         (a) Without the prior approval of each of the Danavox Designees, the ReSound Designees and those members of the Board of Directors of the General Partner designated by AL1 (the "AUDIOLOGIC DESIGNEES"), the General Partner shall not have the authority to, and the General Partner covenants and agrees that it shall not cause the Partnership to, take any of the following actions:

                  (i) any acquisition or sale of assets (not in the ordinary course) or other entities, mergers, consolidations, or other business combinations of the Partnership or any of its subsidiaries;

                  (ii) liquidation or dissolution of the Partnership or the filing of a voluntary bankruptcy petition or similar event;

                  (iii) changes of scope in the business of the partnership (including geographic scope, lines of business or channels of trade);

                  (iv) establishment and capitalization of material subsidiaries, partnerships or other entities;

                  (v) acceptance or rejection of a business opportunity not in the ordinary course of business;

                  (vi) all material research and development decisions including technical specifications and milestones;

                  (vii) except as otherwise provided in Article 3 hereof, any capital calls; provided that all Partners shall negotiate in good faith if such capital calls are required to purchase the rights to any technologies that may be beneficial to the Partnership in achieving its goals in the Budget;

                  (viii) Partnership distributions (other than distributions to the extent required under Section 5.01(b));

                  (ix) any incurrence of debt in excess of any approved budget or business plan;

                  (x) guarantees, pledges or mortgages of assets;

                  (xi) entering into or modifying material agreements not within approved budgets or business plans (including purchase/sale contracts, capital/operating leases or any contract which cannot be terminated on less than 90 days' notice);

                  (xii) any decisions by the Partnership relating to the Employment Services Agreement by and among AL1 and the Partnership as of the Effective Date;

                  (xiii) changes of independent accountants and counsel; and

                  (xiv) changes in accounting and tax policies.

         (b) Without the prior consent of the Danavox Designees and the ReSound Designees, the General Partner shall not have the authority to, and the General Partner covenants and agrees that it shall not cause the Partnership to, take any of the following actions:

                  (i) admission of partners to the partnership;

                  (ii) all marketing activities, branding of the Partnership technology, materials/positioning to be used by the Partnership and to be used by Danavox and ReSound when they use Partnership technology;

                  (iii) the approval of business plans or budgets;

                  (iv) except as expressly permitted by the Ancillary Agreements, all transactions between the Partnership and any Partners or their Affiliates; and

                  (v) initiation or settlement of litigation or imposition of injunctive or other equitable relief on the Partnership.

          (c) Day-to-day management of the Partnership will be carried out by such officers of the Partnership as the General Partner shall determine. Such officers will have the powers that are usually exercised by comparably designated officers of a Delaware corporation, and their responsibilities will include, but will not be limited to, development (but not approval) of business plans, development of annual budgets, hiring and other employee decisions, establishment and execution of research, marketing, sales, customer contracts, customer service and pricing (other than to the extent such decisions relate to actions listed in Sections 7.03(a) or 7.03(b) or are inconsistent with this Agreement or the Budget).

         (d) If the Board of Directors of the General Partner is not able to reach a decision on a matter described in Section 7.03(a) or the Danavox Designees and the ReSound Designees are not able to reach a decision on a matter described in Section 7.03(b), the dispute will be referred to a subcommittee of the Board of Directors of the General Partner established specifically for the purpose of resolving the dispute ("DISPUTE RESOLUTIONS COMMITTEE") which Dispute Resolutions Committee will consist of an equal number of the AudioLogic Designees, the Danavox Designees and the ReSound Designees. In the event the Dispute Resolution Committee is unable to resolve the dispute within 30 days, the Dispute Resolution Committee shall refer the dispute to the chief executive officers of AL1, Danavox and ReSound.

         (e) In the event and during such period that any dispute has been referred to a Dispute Resolutions Committee in accordance with subsection (d) of this Section 7.03, the Partnership will continue to run and operate in accordance with the budget of the Partnership which had been most recently approved by the General Partner in accordance with the terms of this Agreement.

         SECTION 7.4. Duties and Obligations of General Partner.

         (a) The General Partner shall cause to be provided, or cause the Partnership to carry, such insurance as is customary in the businesses in which the Partnership is engaged and in the place in which it is so engaged.

         (b) The General Partner shall take all actions which may be necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged) and (ii) for the accomplishment of the Partnership's purposes, including the acquisition and preservation of the Partnership's property in accordance with the provisions of this Agreement and applicable laws and regulations.

          (c) Except as otherwise provided in the Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to persons other than the Partnership and the Limited Partners. Except as otherwise provided in this Agreement or the Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to the Partnership and the Limited Partners.

         SECTION 7.5. Indemnification of General Partner.

         (a) The Partnership, its receiver, or its trustee shall indemnify, save harmless, and pay all judgments and claims against any General Partner relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such General Partner in connection with the business of the Partnership, including attorneys' fees incurred by such General Partner in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law.

         (b) In the event of any action by any Limited Partner against any General Partner, including a Partnership derivative suit, the Partnership shall indemnify, save harmless, and pay all expenses of such General Partner, including attorneys' fees, incurred in the defense of such action.

         (c) The Partnership shall indemnify, save harmless, and pay all expenses, costs, or liabilities of any General Partner who for the benefit of the Partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Partnership and who suffers any financial loss as the result of such action.

         (d) Notwithstanding the provisions of Sections 7.05(a), 7.05(b) and 7.05(c) above, such Sections shall be enforced to the maximum extent permitted by law and no General Partner shall be indemnified from any liability for fraud, bad faith, or willful misconduct.

         SECTION 7.6. Compensation, Reimbursement and Loans.

         (a) Compensation and Reimbursement. Except as otherwise provided in this Section 7.06 or in the Service Agreements substantially in the form of Exhibits 7.06(a) and 7.06(b), no Partner shall receive any salary, fee, or draw for services rendered to or on behalf of the Partnership, nor shall any Partner be reimbursed for any expenses incurred by such Partner on behalf of the Partnership, provided that the Managers may receive salaries and expense reimbursements in connection with their employment by AL1 pursuant to which they will provide services to the Partnership.

         (b) Expenses. The General Partner may charge the Partnership for any direct expenses reasonably incurred in connection with the Partnership's business.

         SECTION 7.7. Operating Restrictions.

          (a) All property of the Partnership in the form of cash not otherwise invested shall be deposited for the benefit of the Partnership in one or more accounts of the Partnership or any of its Affiliates, maintained in such financial institutions as the General Partner shall determine or shall be invested in short-term liquid securities or other cash equivalent assets or shall be left in escrow, and withdrawals shall be made only in the regular course of Partnership business and on such signature or signatures as the General Partner may determine from time to time.

          (b) The signature of the General Partner shall be necessary and, subject to Section 7.03, sufficient to convey title to any property owned by the Partnership or to execute any promissory notes, trust deeds, mortgages, or other instrument of hypothecation, and all of the Partners agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and all of the Partners further agree that the signature of the General Partner shall be sufficient to execute any "statement of partnership" or other documents necessary to effectuate this or any other provision of this Agreement. All of the Partners do hereby appoint the General Partner as their attorney-in-fact for the execution of any or all of the documents described herein.

         SECTION 7.8. Rights or Powers. No Limited Partner shall have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

         SECTION 7.9. Voting Rights. Except as expressly provided herein or required by law, the Limited Partners shall have no right to vote on any matters.

                                    ARTICLE 8

                                BOOKS AND RECORDS

         SECTION 8.1. Books and Records. The Partnership shall keep adequate books and records at its principal place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Partnership. Any Partner or its designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of such books or records, provided that any such inspection shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Partnership. Any Limited Partner, or its designee, shall also have access to such additional financial information, documents, books and records, as are reasonably necessary to allow such Limited Partner or its designee to comply with reporting requirements pursuant to applicable law or regulations or the requirements of any applicable stock exchange.

         SECTION 8.2. Periodic Reports; Financial Statements.

         (a) Within 30 days after the end of each Partnership fiscal year, the General Partner shall cause to be prepared, and each Partner shall be furnished with, the following audited financial statements, accompanied by the report thereon of Arthur Andersen LLP, or another nationally recognized accounting firm selected by the General Partner:

                  (i) a balance sheet of the Partnership as of the end of such fiscal year; (ii) a statement of profit and loss for the Partnership for such fiscal year;

                  (iii) a statement of each Partner's Capital Account (including the sub-accounts thereof) and changes therein for such fiscal year; and

                  (iv) a statement of Partnership cash flow for such fiscal year.

         (b) Within 30 days after the close of each fiscal quarter, the General Partner shall cause to be prepared, and each Partner shall be furnished with:

                  (i) a balance sheet of the Partnership as of the end of such fiscal quarter;

                  (ii) a statement of profit and loss for the Partnership for such fiscal quarter;

                  (iii) a statement of each Partner's Capital Account (including the sub-accounts thereof) and change therein for such fiscal quarter;

                  (iv) a statement of Partnership cash flow for such fiscal quarter; and

                  (v) a certification by an officer of the General Partner that the statements listed in (i) through (iv) have been prepared in accordance with this Agreement, and that such statements have been prepared in accordance with generally accepted accounting principles.

         (c) The Partnership shall furnish to each Partner at such Partner's cost, such other information regarding its finances at such times and prepared in such form as shall reasonably be requested by such Partner, provided that, the Partnership shall not furnish information which the General Partner or any of its Affiliates considers proprietary or the disclosure of which might subject such Persons to competitive disadvantage.

         SECTION 8.3. Tax Information. Necessary tax information shall be delivered to each Partner after the end of each fiscal year of the Partnership. Such information shall be furnished within two months after the end of each fiscal year. Notwithstanding anything in this Agreement to the contrary, the General Partner shall file tax returns prepared in accordance with the Code and the regulations promulgated thereunder as in effect at the time of such filing.

         SECTION 8.4. Consent to Capital Account Statements. The statements of the Partners' Capital Accounts described in Sections 8.02(a) and (b) hereof and the calculations and determinations underlying them, will not be final without the consent of each of the Danavox Designees and the ReSound Designees. Consent to such statements shall be presumed from the absence of the receipt of any written statement to the contrary from such designees within a period of 60 days after delivery of the statements of the Partners' Capital Accounts. In the event that any such designee objects to or otherwise indicates that it does not consent to the statements of the Partners' Capital Accounts or the underlying calculations and determinations and indicates that its determination of Capital Accounts results in a discrepancy of more than $50,000 from the determination of Capital Accounts made by the General Partner, the Partners' Capital Accounts shall be determined by a nationally recognized accounting firm mutually acceptable to all of the Partners, which accounting firm (the "INDEPENDENT ACCOUNTANTS") shall make its determination on the basis of this Agreement and the economic relationship among the Partners created hereby, and without giving special weight to any determinations underlying the calculations of the Partners' Capital Accounts previously made by the General Partner. If any such objecting designee is successful in its challenge to the Partners' Capital Accounts, the General Partner shall pay the cost of the Independent Accountants. If any objecting designee is unsuccessful in its challenge to the Partner's Capital Accounts, the entity that designated such designee shall pay the costs of the Independent Accountants, and if more than one designee objected, the costs shall be shared equally among the entities which nominated such designees.

                                    ARTICLE 9

                                CERTAIN COVENANTS

         SECTION 9.1. Confidentiality. Each Partner and each of its Affiliates shall keep confidential and not reveal, and shall cause its Subsidiaries and the officers, directors, employees, agents and representatives of it and its Subsidiaries, to keep confidential and not to reveal, to any other Person (other than to another Partner or its officers and employees, to any Affiliate or any officer, director, employee, agent or representative of such Partner or its Affiliates (each of whom shall be subject to the confidentiality obligations set forth herein)), from the date hereof through the third anniversary of the first date on which such Partner is no longer a Partner of the Partnership, any confidential documents, trade secrets, secret processes or methods and other confidential information concerning, relating to or in connection with the Partnership, the business of the Partnership, the manufacture or sale of products by the Partnership, or the processes and designs owned by the Partnership, that come to the knowledge of such Partner or its Affiliates or their respective representatives or agents by reason of the relationship of such Partner or Affiliate with the Partnership ("INFORMATION"), except for such Information that (a) is generally available to the public (other than as a result of a disclosure by such Partner or its Affiliates), (b) is available to such Person on a non-confidential basis from a source that is not prohibited from disclosing such Information to such Person or (c) after notice and an opportunity to contest, such Person is required to disclose under any applicable law or under subpoena or other legal process; provided that nothing in this Section 9.01 shall preclude any Partner or its Affiliates from using any Information in any manner reasonably connected to its investment in the Partnership or as contemplated by this Agreement, the Development Contract or any other agreements entered into in connection therewith.

         SECTION 9.2. Press Announcements. Except as required by law or if consented to by each of the General Partner, ReSound and Danavox, no Partner will make any public announcement regarding the Partnership. The Partners shall generally coordinate with each other in any public distribution of information regarding the Partnership.

         SECTION 9.3. No Solicitation of Employees. During the existence of the Partnership and for the two-year period thereafter, no Partner or Affiliate of any Partner shall (i) hire any employee of AL1 performing services for the Partnership, (ii) offer employment to any employee of AL1 performing services for the Partnership or (iii) induce any employee of AL1 performing services for the Partnership to terminate his or her employment with AL1 or to stop performing services for the Partnership; provided that Danavox may hire employees of AL1 if it purchases ReSound's interest in the Partnership.

                                   ARTICLE 10

                              AMENDMENTS; MEETINGS

         SECTION 10.1. Amendments. (a) Amendments to this Agreement, the limited partnership certificate and the Ancillary Agreements may be proposed by any General Partner or by any Limited Partner. Following such proposal, the General Partner shall submit to the Limited Partners a verbatim statement of any proposed amendment, providing that counsel for the Partnership shall have approved of the same in writing as to form, and the General Partner shall include in any such submission a recommendation as to the proposed amendment. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote against the General Partner's recommendation with respect to the proposal. A proposed amendment shall be adopted and be effective as an amendment hereto if it receives the affirmative vote of the General Partner and the Limited Partners holding at least -3/4 of the Percentage Interests of all of the Partners.

         (b) Notwithstanding Section 10.01(a) hereof, this Agreement shall not be amended without the consent of each Person adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter the interest of a Partner in Net Profits, Net Losses, other items, or any Partnership distributions or (iv) alter the rights under Article 6.

         SECTION 10.2. Meetings of the Partners. (a) Meetings of the Partners may be called by the General Partner and shall be called upon the written request of any Limited Partner. The notice of any such meeting shall state the nature of the business to be transacted and shall be given to all Partners not less than fifteen (15) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 10.02(c) hereof. Except as otherwise expressly provided in this Agreement, the vote of the General Partner and the Limited Partners shall control.

         (b) For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than 30 days nor less than 10 days before any such meeting.

         (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner or his attorney-in-fact executing it.

         (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE 11

                           TRANSFERS OF INTERESTS, ETC

         SECTION 11.1. Restriction of Transfers of Interests. Except as otherwise permitted by this Agreement, no Partner shall transfer all or any portion of his or her Interest.

         SECTION 11.2. Permitted Transfers of Interests. (a) During the first four years after the Effective Date, a Limited Partner may not Transfer any Interest to a third party, except for Transfers ("PERMITTED TRANSFERS") (i) to a directly or indirectly wholly-owned subsidiary of such Partner, (ii) to a directly or indirectly wholly-owned subsidiary of an entity which directly or indirectly holds all of the Interests of such Partner, or (iii) in compliance with Article 15. No shareholder in the General Partner may Transfer its equity interest in the General Partner to any Person except in connection with a Transfer of such shareholder's Interest in the Partnership to such Person.

         (b)(i) After the fourth anniversary of the Effective Date, if any of the Partners receives from or otherwise negotiates with a third party in a private transaction an offer to purchase for cash any or all of the Interests owned or held by such Partner (an "OFFER") and such Partner (a "SELLING PARTY") intends to pursue such sale of such Interests to such third party, such Selling Party shall provide the Partnership and each other Partner written notice of such Offer (the "OFFER NOTICE"). The Offer Notice shall identify the percentage amount of Interests subject to the Offer, the cash price for such Interests at which a sale is proposed to be made (the "OFFER PRICE") and all other material terms and conditions of the Offer.

                  (ii) The receipt of an Offer Notice by the Partnership and each Partner from any Selling Party shall constitute an offer (the "INTEREST OFFER") by such Selling Party to sell, to the Partnership and the Partners, for cash in whole and not in part, with the Partnership having priority with respect to the acceptance of the Interest Offer. If the Partnership does not accept the Interest Offer, in whole and not in part, in accordance herewith, then such Interest Offer may be accepted at the Offer Price by the Partners on a pro rata basis based on each Partner's Percentage Interest unless the Partners shall agree to another allocation resulting in acceptance of the Interest Offer with respect to all Interests subject thereto. Such Interest Offer shall be irrevocable for 30 days after receipt of such Offer Notice by the Partnership and each Partner. Subject to the Partnership's priority right of exercise as set forth above, each Partner shall have the right to accept such Interest Offer (as provided above) within such 30-day period. The Interest Offer may be accepted by giving a written irrevocable notice of acceptance to such Selling Party prior to the expiration of such 30-day period.

                  (iii) The Partnership or the Partners, as the case may be, shall purchase for cash at the Offer Price and pay for all Interests set forth in the Offer Notice within a 20-day period following acceptance of the Interest Offer; provided that if the purchase and sale of such Interest is subject to any regulatory approval, the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after all such regulatory approvals shall have been obtained; provided further that such time period shall not exceed 60 days without the written consent of the Selling Party.

                  (iv) Upon the rejection or deemed rejection of the Interest Offer by the Partnership and the Partners or the failure to obtain any required consent for the purchase of the Interests subject thereto within 60 days, there shall commence a 90-day period during which the Selling Party shall have the right to consummate the sale to the third party making the Offer of any or all of the Interests subject to the Offer at a price not less than the Offer Price; provided that (i) such third party shall have agreed in writing to be bound by the terms of this Agreement and (ii) the Transfer to such third party is not in violation of applicable federal or state or foreign securities laws. Notwithstanding the foregoing, if the purchase and sale of such Interests is subject to any prior regulatory approval, the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received but in no event shall such time period exceed 120 days without the consent of the Partnership. If such Selling Party does not consummate the sale of any Interests subject to the Offer in accordance with the foregoing time limitations, such Selling Party may not sell any Interests without repeating the foregoing procedures.

                  (v) For purposes of this Section 11.02, any sale of an Interest pursuant to an Interest Offer or an Offer shall also be deemed a sale of a proportionate number of shares of the General Partner held by the Selling Party.

         SECTION 11.3. Conditions to Permitted Transfers. A Transfer of Interests shall not be treated as a Permitted Transfer under Section 11.02 hereof unless and until the following conditions are satisfied:

         (a) Except in the case of a Transfer of Interests involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Section 11.03. In the case of a Transfer of Interests involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Partnership of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

         (b) Unless the General Partner has waived the requirements of this
Section 11.03(b) with respect to a Transfer by a Limited Partner, except in the case of a Transfer involuntarily by operation of law, the transferor shall furnish to the Partnership an opinion of counsel, which counsel and opinion shall be satisfactory to the General Partner that the Transfer will not cause the Partnership to terminate for federal income tax purposes.

         (c) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interests transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Interest until it has received such information.

         (d) Except in the case of a Transfer of Interests involuntarily by operation of law, or in the case of a Transfer of Interests to a Wholly Owned Affiliate of the transferor or of any other Partner, the transferor shall provide an opinion of counsel, which opinion and counsel shall be satisfactory to the Partnership, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

         SECTION 11.4. Prohibited Transfers. Any purported Transfer of Interests that is not a Permitted Transfer shall be null and void and of no effect whatever;

provided that, if the Partnership is required to recognize a Transfer that is not a Permitted Transfer (or if the Partnership, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interests, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, liabilities or damages that the transferor or transferee of such Interests may have to the Partnership.

         In the case of a Transfer or attempted Transfer of Interests that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         SECTION 11.5. Rights of Unadmitted Assignees. A transferee of one or more Interests who is not admitted as a substituted Limited Partner pursuant to
Section 11.06 hereof shall be entitled only to allocations and distributions with respect to such Interests in accordance with this Agreement, but, except as otherwise consented to by the transferor and the General Partner in the case of a pledge or grant of a security interest in an Interest, shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of a General Partner or a Limited Partner under the Act or this Agreement.

         SECTION 11.6. Admission of Transferees as Partners. Subject to the other provisions of this Article 11, a transferee of Interests may be admitted to the Partnership as a substituted Limited Partner only upon satisfaction of the conditions set forth below in this Section 11.06:

         (a) The General Partner consents to such admission, which consent may be withheld in its sole discretion;

         (b) The Interests with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

         (c) The transferee becomes a party to this Agreement as a Limited Partner and executes such documents and instruments as the General Partner may reasonably request (including, without limitation, counterparts or amendments to this Agreement and amendments to the Certificate) and as may be necessary or appropriate to confirm such transferee as a Limited Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

         (d) If the transferee is a corporation, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership that such transferee has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action; and

         (e) The transferee executes and consents to any and all assignments or Transfers previously executed by the transferor.

         SECTION 11.7. Distributions and Applications in Respect to Transferred Interests. If any Interests are Transferred during any accounting period in compliance with the provisions of this Article 11, Net Profit, Net Loss, each item thereof, and all other items attributable to the Transferred Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and elected by the General Partner and agreed to by the transferor and transferee. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that if the Partnership does not receive a notice stating the date such Interest was Transferred and such other information as the General Partner may reasonably require within 30 days after the end of the accounting period during which the Transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, on the last day of the accounting period during which the Transfer occurs, was the owner of the interest. Neither the Partnership nor any General Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 11.07, whether or not any General Partner or the Partnership has knowledge of any Transfer of ownership of any interest.

                                   ARTICLE 12

                                 GENERAL PARTNER

         SECTION 12.1. Additional General Partners. Except as provided in this
Section 12.01 and Section 12.02, no Person shall be admitted to the Partnership as a General Partner without the unanimous consent of the Partners.

         SECTION 12.2. Covenant Not to Withdraw, Transfer, or Dissolve . Except as otherwise permitted by this Agreement, the General Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) take any action that would cause a voluntary bankruptcy of the General Partner, (c) withdraw or attempt to withdraw from the Partnership, (d) petition for judicial dissolution of the Partnership under 17-802 of the Act, (e) Transfer all or any portion of its Interest in the Partnership as a General Partner, except in accordance with the terms of Section
12.03 hereof, or (f) exercise any power under the Act to dissolve the Partnership. Further, the General Partner hereby covenants and agrees to continue to carry out the duties of a General Partner hereunder until the Partnership is dissolved and liquidated pursuant to Article 13 hereof.

         SECTION 12.3. Permitted Transfer.

         (a) A General Partner may Transfer all, but not less than all, of its interest in the Partnership as a General Partner (i) at any time to any Person who is such General Partner's Wholly Owned Affiliate, or (ii) at any time involuntarily by operation of law; provided that no such Transfer shall be permitted unless and until (A) all of the conditions set forth in Section 11.03 hereof are satisfied as if the Partnership interest being Transferred was an Interest, and (B) the transferor and transferee provide the Partnership with an opinion of counsel, to the effect that such Transfer will not cause the Partnership to become taxable as a corporation for federal income tax purposes, or to fail to meet any condition precedent then in effect pursuant to an official pronouncement of the Internal Revenue Service to the issuance of a private letter ruling by the Internal Revenue Service confirming that the Partnership will be treated as a Partnership for federal tax purposes, whether or not such a ruling is being or has been requested.

         (b) A transferee of a Partnership interest from a General Partner hereunder shall be admitted as a General Partner with respect to such interest if, but only if, (i) at the time of such Transfer, such transferee is otherwise a General Partner, or the transferee is a Wholly Owned Affiliate of the transferring General Partner and all of the other Partners consent to such admission and (ii) such transferee executes and consents to any and all assignments or consents to Transfer previously executed by the transferor. In the event that the transferee of a Partnership interest from a General Partner is admitted hereunder, such transferee shall be deemed admitted to the Partnership as a General Partner immediately prior to the Transfer, and such transferee shall continue the business of the Partnership without dissolution.

         (c) A transferee who acquires an Interest from a General Partner hereunder by means of a Transfer that is permitted under this Section 12.03, but who is not admitted as a General Partner, shall have no authority to act for or bind the Partnership, to inspect the Partnership's books, or otherwise to be treated as a General Partner, but such transferee shall be treated as a Limited Partner who acquired an interest in the Partnership in a Permitted Transfer under Article 11 hereof. Following such a Transfer, the transferor shall not cease to be a general partner of the Partnership and shall continue to be a General Partner.

         SECTION 12.4. Prohibited Transfer. Any purported Transfer of any Interest held by a General Partner that is not permitted by Section 12.03 above shall be null and void and of no effect whatever; provided that, if the Partnership is required to recognize a Transfer that is not so permitted (or if the Partnership elects to recognize a Transfer that is not so permitted), the interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the Transferred interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, liabilities or damages that the transferor or transferee of such interest may have to the Partnership.

         In the case of a Transfer or attempted Transfer of a Partnership interest that is not permitted by Section 12.03 above, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

                                   ARTICLE 13

                           DISSOLUTION AND WINDING UP

         SECTION 13.1. Liquidating Events. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("LIQUIDATING Events"):

         (a) At any time after June 30, 2000, if the Partnership has not generated any operating income for the six-month period preceding such date and the Development Contract has been terminated;

         (b) The voluntary or involuntary bankruptcy of the General Partner;

         (c) The happening of any other event that makes it unlawful or impossible to carry on the business of the Partnership; or

         (d) The withdrawal or removal of the General Partner, the assignment by the General Partner of its entire Interest in the Partnership or any other event that causes the General Partner to cease to be a general partner under the Act, provided that any such event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 13.01. The Partners hereby agree that, notwithstanding any provision of the Act or the Delaware Uniform Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Section 13.01(d), the Partnership shall not be dissolved or required to be wound up if within 90 days after such event all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a new General Partner. If it is determined by a court of competent jurisdiction that the Partnership has dissolved prior to the occurrence of a Liquidating Event, or if upon the occurrence of an event specified in Section 13.01(d) hereof, the Partners fail to agree to continue the business of the Partnership as provided in this Section 13.01, then within an additional 90 days, the holders of at least 3/4 of the Percentage Interests of all the Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person elected by the Limited Partners holding at least 3/4 of the Percentage Interests of all the Limited Partners. Upon any such election by such holders, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within 180 days after the event causing dissolution, the Partnership shall wind up its affairs in accordance with Section 13.02 hereof. If such an election is made within 180 days after the event causing dissolution, then:

                  (i) the reconstituted limited partnership shall continue until the occurrence of a Liquidating Event as provided in this Section 13.01;

                  (ii) if the successor general partner is not the former General Partner, then the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner; and

                  (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Article 14;

provided that the right of the Limited Partners holding at least -3/4 of the Percentage Interests of all the Limited Partners to select a successor general partner and to reconstitute and continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner and neither the Partnership nor the reconstituted partnership would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

         SECTION 13.2. Winding up. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs, provided that, all covenants contained in this Agreement and all obligations provided for in this Agreement shall continue to be fully binding upon the Partners until such time as the property of the Partnership has been distributed pursuant to this Section 13.02 and the Partnership has been terminated. The General Partner, or, upon the occurrence of a Liquidating Event specified in Section 13.01(b) or 13.01(d), a Person elected by the Limited Partners holding at least -3/4 of the Percentage Interests of all Limited Partners, or, upon the occurrence of a Liquidating Event specified in
Section 13.01(d) after or as a result of which Liquidating Event there is no remaining General Partner, a Person elected by all of the Partners, shall be responsible for overseeing the winding up and dissolution of the Partnership (the General Partner or any other Person elected pursuant to this Section 13.02 to wind up the affairs of the Partnership being referred to as the "LIQUIDATOR"). Not later than 90 days after the date on which the Liquidating Event occurred, (i) the Liquidator shall cause the Partnership to assign all of its right, title and interest, free and clear of any Liens, to all of the technologies owned by the Partnership to an entity which shall be jointly owned by Danavox and ReSound, which entity shall be obligated to grant to each of Danavox and ReSound royalty-free, perpetual, non-exclusive, worldwide licenses to all such technology and (ii) the Liquidator shall take full account of the Partnership's liabilities and assets (other than the assets referred to in (i) immediately above) and shall cause such assets to be sold to AL1 (at a price that shall not be less than the fair market value that could be obtained by selling such assets to a third party) and the General Partner shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

         (a) first, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than General Partners which are known or ascertainable within 90 days after the occurrence of a Liquidating Event, other than liabilities for distributions to Partners;

         (b) second, to the payment and discharge of all of the Partnership's debts and liabilities to General Partners which are known or ascertainable within 90 days after the occurrence of a Liquidating Event, other than liabilities for distributions to Partners; and

         (c) the balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

         SECTION 13.3. Obligation to Restore Deficit. Capital Accounts; Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g),
(a) distributions shall be made pursuant to this Section 13.03 to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) notwithstanding anything to the contrary in this Agreement, if the General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership cash in the amount necessary to restore such deficit balance to zero within 90 days after the date on which the Liquidating Event occurred.

         SECTION 13.4. Allocations During Period of Liquidation. During the period commencing on the date on which a Liquidating Event occurs and ending on the date on which the assets of the Partnership are distributed to the Partners pursuant to Section 13.02 hereof, the Partners shall continue to share Net Profit, Net Loss and other items of Partnership income, gain, loss or deduction in the manner provided in Article 4 hereof.

         SECTION 13.5. Character of Liquidating Distributions. All payments made in liquidation of the Interest of a retiring Partner shall be made in exchange for the interest of such Partner in Partnership property pursuant to Section 736(b)(1) of the Code, including the interest of such Partner in Partnership goodwill.

         SECTION 13.6. Indemnification of the Liquidator. In the event that the Liquidator is a Person other than the General Partner, the General Partner shall indemnify, save harmless, and pay all judgments and claims against such Liquidator relating to any liability or damage incurred by reason of its making distributions to the Partners and in accordance with Section 13.02 hereof, except to the extent such liability or damage is caused by the gross negligence, fraud, or willful misconduct of the Liquidator.

                                   ARTICLE 14

                                POWER OF ATTORNEY

         SECTION 14.1. General Partner as Attorney-in-fact. Each Limited Partner hereby makes, constitutes, and appoints the General Partner and each successor General Partner, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record (a) all certificates of limited partnership, assumed name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the General Partner deems necessary or appropriate to be filed by the Partnership under the laws of the State of Delaware or any other state or jurisdiction in which the Partnership is doing or intends to do business; (b) any and all amendments or changes to this Agreement and the instruments described in (a), as now or hereafter amended, which the General Partner may deem necessary, desirable, or appropriate to effect a change or modification of the Partnership in accordance with Section 10.01 of this Agreement, including, without limitation, amendments or changes to reflect (i) the exercise by the General Partner of any power granted to it under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement; (iii) the admission of any substituted Partner; and
(iv) the disposition by any Partner of its Interest in the Partnership; (c) all certificates of cancellation and other instruments which the General Partner deems necessary or appropriate to effect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; and (d) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Partnership or is deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement in accordance with its terms. Each Limited Partner authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Limited Partner might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

         SECTION 14.2. Special Power. The power of attorney granted pursuant to this Article 14:

         (a) is a special power of attorney coupled with an Interest and is irrevocable;

         (b) may be exercised by any such attorney-in-fact by listing the Limited Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Limited Partners; and

         (c) shall survive the bankruptcy, insolvency, dissolution, or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of its interest in the Partnership, except that where the assignment is of such Limited Partner's entire interest in the Partnership and the assignee, with the consent of the General Partner, is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

                                   ARTICLE 15

                                     DEFAULT

         SECTION 15.1. Default. If (i) any Partner fails to make its Capital Contribution or any required payments under the Development Contract within fifteen Business Days after such contributions or payments are required to be made, (ii) ReSound fails to exercise its option in full to purchase 220,264 shares of Series C Preferred Stock of AL1 on or promptly after January 1, 1997,
(iii) any Partner breaches Section 9.03 hereof or (iv) the Development Contract has been terminated as to any Partner pursuant to the terms of Section VIII.A. thereof, the Partnership shall have the right to purchase all of such Partner's Interest at an amount equal to the lower of the Capital Contributions made by such Partner during the time it was a Partner and the fair market value of such Interest as determined by the General Partner. Such right to purchase shall be assignable by the Partnership to any other Partner, or if no Partner is interested, to any third-party. Any such failure under (i) or (ii) above, any such breach of Section 9.03 hereof or any occurrence of the contingency under
(iv) above will also result in the loss of all rights under this Agreement and any other agreements with the Partnership. Notwithstanding any such failure, breach or occurrence and the consequences of this Section 15.01, such Partner will continue to be required to license any newly developed or acquired technologies relating to, and any enhancements in, Base DSP Technology (during the initial four years of the Term) and Full DSP Technology (during the initial two years of the Term) to the Partnership as required under the Development Contract.

                                   ARTICLE 16

                            GENERAL INDEMNIFICATIONS

         SECTION 16.1. Survival of Representations, Warranties and Covenants . All representations, warranties, covenants and agreements of any Partner contained in this Agreement or any Schedule hereto shall survive the execution and delivery of this Agreement; provided that all such representations and warranties shall thereafter terminate and expire on the third anniversary of the Effective Date. All covenants and agreements of any party to this Agreement shall survive the execution and delivery of this Agreement.

         SECTION 16.2. Obligation of the Partners. Each Partner agrees to indemnify, defend and hold harmless the Partnership, any Affiliate of the Partnership, and each other Partner and their Affiliates, and their successors in interest and permitted transferees and assigns against all losses (including, without limitation, any decrease in the value of an Interest), liabilities, damages, deficiencies, demands, claims, actions, judgments, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) ("LOSSES") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty or any covenant or agreement of such Partner or its Affiliates contained in this Agreement.

         SECTION 16.3. Obligations of the Partnership to Indemnify. The Partnership agrees to indemnify, defend and hold harmless each Limited Partner, each Affiliate thereof and their successors and permitted transferees and assigns from and against all Losses based upon, arising out of or otherwise in respect of any claims, actions, demands or investigations brought or threatened to be brought by or against the Partnership; provided that no indemnity shall be provided to any Limited Partner who has acted with intentional misconduct or gross negligence.

         SECTION 16.4. Notice of Opportunity to Defend. (a) If any party to this Agreement (or a successor or permitted transferee or assign) becomes aware of or otherwise receives notice of any demand or claim or commencement of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in an indemnifiable Loss to such party, such party (the "INDEMNITEE") shall give notice thereof (the "CLAIMS NOTICE") to any party (or parties) obligated to provide indemnification in respect of such Asserted Liability pursuant to
Article 15 (the "INDEMNIFYING PARTY"). Notwithstanding the foregoing, the failure so to give prompt notice to the Indemnifying Party will not relieve the Indemnifying Party from Liability under this Article 16, except to the extent such failure or delay results in the forfeiture by the Indemnifying Party of substantial rights and defenses. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

         (b) With respect to any Asserted Liability that arises out of any action or proceeding brought by a third party (a "THIRD PARTY ACTION"), the Indemnifying Party may elect to compromise or defend (subject to paragraph (c) below), at its own expense and by counsel reasonably satisfactory to the Indemnitee, such Third Party Action, provided that the Indemnifying Party has agreed in writing to indemnify the Indemnitee for the full amount of such liability. If the Indemnifying Party elects to settle, compromise or defend such Third Party Action, it shall within 30 days (or sooner, if the nature of the Third Party Action so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the settlement or compromise of, or defense against, such Third Party Action.

         (c) An Indemnifying Party shall not, without the prior written consent of the Indemnitee, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnitee from all liability arising out of such claim, action, suit or proceeding. If the Indemnifying Party chooses to defend any claims, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably necessary or appropriate for such defense.

                                   ARTICLE 17

                                  MISCELLANEOUS

         SECTION 17.1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally or by hand to the Person or to an officer of the Person to whom the same is directed, or sent by facsimile or other similar and immediate method of delivery, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Partners:

         (a) If to the Partnership, to the address for its principal place of business set forth in Section 2.06 hereof;

         (b) If to a General Partner, to the address set forth in Section 3.07 hereof; and

         (c) If to a Limited Partner, to the address set forth in Section 3.08 hereof. Any such notice shall be delivered by hand, facsimile or other similar and immediate method of delivery and shall be deemed to be delivered, given, and received for all purposes as of the date so delivered. Any Person may from time to time specify a different address by notice to the Partnership and the Partners.

         SECTION 17.2. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted transferees and assigns.

         SECTION 17.3. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner. The terms of this Agreement are intended to embody the economic relationship among the Partners and shall not be subject to modification by or conform with any actions by the Internal Revenue Service except as this Agreement shall be explicitly so amended. The previous sentence shall not apply to the filing of tax returns.

         SECTION 17.4. Arbitration. All disputes arising out of this Agreement shall be settled as far as possible by negotiations between the Partners. If the Partners cannot agree on an amicable settlement within thirty days from written submission of the matter by one or more of the Partners to the other Partner or Partners, the matter shall be submitted for decision and final resolution to arbitration to the exclusion of any courts of law, under the rules of Conciliation and Arbitration of the International Chamber of Commerce of Paris, France (the "ICC").

         The arbitration tribunal shall be composed of one disinterested arbitrator, appointed pursuant to the following procedure: the Partner or Partners invoking arbitration shall notify the other Partner or Partners by registered air mail stating the substance of its or their claim. The Partners shall agree on the arbitrator, who may be a citizen of any country. Within thirty days of receipt of such notification, the other Partner or Partners shall notify the initiating Partner or Partners in the manner provided in Section 17.01 hereof its or their answer to the claim made, and any counterclaim which it wishes or they wish to assert in the arbitration. If the Partners are unable to agree to an arbitrator within thirty days, appointment of the arbitrator shall be made by the Court of Arbitration of the ICC upon request by any Partner.

         The arbitrator will decide the dispute in accordance with the internal laws of the State of Delaware. The decision shall be rendered in writing, shall state the reasons on which it is based, and shall bear the signature of the arbitrator. It also shall identify the time and place of the award granted. Finally, it shall determine the expenses of the arbitration and the Partner or Partners who shall be charged therewith or the allocation of the expenses between the Partners in the discretion of the tribunal.

         The arbitration decision shall be rendered as soon as possible, not later, however, than six months after the constitution of the arbitration tribunal. The arbitration decision shall be final and binding upon all of the Partners and the Partners agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction. This arbitration clause and any award rendered pursuant to it shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards signed in New York on June 10, 1958.

         The seat of arbitration will be New York City, unless the Partners otherwise agree in writing. The official arbitration language shall be English.

         SECTION 17.5. Assignability. No Partner may assign its rights or obligations under this Agreement to a third party except in connection with a Permitted Transfer as described above.

         SECTION 17.6. Headings. Article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 17.7. Severability; Integration. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. This Agreement, the Development Agreement, the Employment Services Agreement and the

Shareholders Agreement and certain employment agreements by and among AL1 and its employees, each dated as of the Effective Date, constitute the entire agreement among the parties with regard to this subject matter, and no other agreement, statement, promise, or practice among the parties relating to this subject matter shall be binding on the parties.

         SECTION 17.8. Further Action. Each Partner, upon the request of any General Partner, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         SECTION 17.9. Variation of Pronouns. All pronouns and any variation thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 17.10. Governing Law. The law of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

         SECTION 17.11. Waiver of Action for Partition; No Bill for Partnership Accounting. Each of the Partners irrevocably waives any right that such Partner may have to maintain any action for partition with respect to any of the property of the Partnership. To the fullest extent permitted by applicable law, each of the Partners covenants that it will not (except with the consent of the General Partner) file a bill for Partnership accounting.

         SECTION 17.12. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         SECTION 17.13. Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which the General Partner may take and all determinations which the General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the General Partner.

         SECTION 17.14. Limitation on Limited Partner Obligations. Except as otherwise required by law, no Limited Partner shall (i) have any liability for the obligations or liabilities of the Partnership or (ii) owe any duty (including, without limitation, fiduciary duties) to the Partnership or any other Partner.

         SECTION 17.15. Expenses. The expenses incurred by the outside advisors of the Partners and the Partnership in connection with (i) the negotiation of this Agreement and the Ancillary Agreements and (ii) the formation of the Partnership shall be borne by and allocated among the Partners and the Partnership as agreed by the AudioLogic Designees, the Danavox Designees and the ReSound Designees after the Effective Date.

         IN WITNESS WHEREOF, the parties have entered into this Agreement of Limited Partnership as of the day first above set forth.

                                       AUDIOLOGIC, INC.


                                       By:__________________________________

                                       GN DANAVOX, AS


                                       By:__________________________________


                                       By:__________________________________


                                       RESOUND CORPORATION


                                       By:__________________________________


                                       JOHN MELANSON


                                       _____________________________________



                                       JASON CARLSON


                                       _____________________________________

                                       ERIC LINDEMANN

                                       _____________________________________


                                       TOM WORRALL

                                       _____________________________________


                                       CALEB ROBERTS

                                       _____________________________________


                                       KITTY ADAMS

                                       _____________________________________


                                       JOEL COOPER

                                       _____________________________________


                                       RANDY DAVIS

                                       _____________________________________

                                       SUDHA JEERAGE

                                       _____________________________________


                                       CHRISTINE KENNEDY

                                       _____________________________________


                                       CHRISTOPHER SCHWEITZER


                                       _____________________________________

                               SCHEDULE 1.01(a)(v)
                              ANCILLARY AGREEMENTS

(1) Development, Licensing and Distribution Agreement by and among Danavox, ReSound and AL1 dated September 30, 1996.

(2) Shareholders Agreement by and among Danavox, ReSound and AL1 dated September 30, 1996.

(3) Employment Services Agreement by and among AL1 and the Partnership dated September 30, 1996.

(4) Cross License Agreement by and among Danavox and ReSound dated September 30, 1996.

                            SCHEDULE 1.01(a)(xxviii)
                              PERCENTAGE INTERESTS

         After the Effective Date, the Percentage Interest of any Partner shall be adjusted as follows:

         (A) following the repurchase by the Partnership of all or a portion of a Manager's Interest, the Percentage Interest of each remaining Partner shall be equal to a fraction of which:

                  (i) the numerator is such Partner's Percentage Interest immediately prior to the redemption, other than the redeeming partner whose Percentage Interest is the Percentage Interest before the redemption less the percentage redeemed, and

                  (ii) the denominator is the sum of the remaining Partner Percentage Interests immediately prior to the redemption, other than the redeeming partner whose Percentage Interest is the Percentage Interest before the redemption less the percentage redeemed.

         (B) at the time of any Capital Contribution pursuant to Section 3.06, the Percentage Interest of each Limited Partner shall be adjusted to be equal to the fraction of which:

                  (i) the numerator is the sum of (a) the Percentage Interest of such Limited Partner prior to such Capital Contribution multiplied by the sum of all Initial Capital Contributions and the sum of all prior Capital Contributions made pursuant to Section 3.06, plus, (b) the Capital Contribution being made by such Limited Partner at such time, and

                  (ii) the denominator is the sum of (a) all Initial Capital Contributions, (b) the sum of all prior Capital Contributions made pursuant to Section 3.06, (c) and the sum of all Capital Contributions being made at such time.

         (C) If a Limited Partner purchases an Interest from any other Limited Partner, the purchasing Limited Partner's Percentage Interest shall be increased by the amount of the Percentage Interest purchased. If there is a simultaneous purchase by a Limited Partner of another Limited Partner's Interest and a redemption by the Partnership, the purchase by the Limited Partner will be deemed to occur first.

         (D) After the Effective Date, the General Partner will contribute at the time of any Capital Contribution an amount sufficient to maintain a 1% Percentage Interest and a capital account equal to 1% of the total positive capital account balance of the Partnership.

                                  SCHEDULE 3.09
                      REPRESENTATIONS AND WARRANTIES OF AL1

         AL1 represents and warrants to the Partnership and each other Partner as of the Effective Date that:

         1. Corporate Existence and Power. AL1 is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. AL1 has heretofore delivered to the Partnership and each of the Partners true and complete copies of its certificate of incorporation and bylaws as currently in effect.

         2. Corporate Authorization. The execution, delivery and performance by AL1 of this Agreement and each Ancillary Agreement to which it is a party are within AL1's corporate powers and have been duly authorized by all necessary corporate action on the part of AL1. This Agreement and each Ancillary Agreement to which it is a party constitutes a valid and binding agreement of AL1 enforceable in accordance with its terms.

         3. Governmental Authorization. The execution, delivery and performance by AL1 of this Agreement and each Ancillary Agreement to which it is a party require no action by or in respect of, or filing with, any governmental body, agency or official.

         4. Non-Contravention. The execution, delivery and performance by AL1 of this Agreement and each Ancillary Agreement to which it is a party do not and will not (a) violate the certificate of incorporation or bylaws of AL1, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree; (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of AL1 or to a loss of any benefit relating to the Business to which AL1 is entitled under any provision of any agreement, contract or other instrument binding upon AL1 or by which any of the Contributed Assets is or may be bound or any Permit or (d) result in the creation or imposition of any Lien on any Contributed Asset, other than Permitted Liens.

         5. Required and Other Consents. (a) There is no agreement, contract, Permit or other instrument binding upon AL1 which requires a consent as a result of the execution, delivery and performance of this Agreement, except such consents as would not, individually or in the aggregate, have a Material Adverse Effect if not received by the Closing Date (each such consent, a "REQUIRED

CONSENT" and together the "REQUIRED CONSENTS").


         6. Financial Statements. The Balance Sheet attached hereto as Exhibit A and the related income statement dated as of September 30, 1996 taken as a whole (collectively, the "FINANCIAL STATEMENTS") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Business taken as a whole as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         7. Absence of Certain Changes. Since the Balance Sheet Date, the Business has been conducted in the ordinary course consistent with past practices, and there has not been:

                  (a) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have a Material Adverse Change;

                  (b) any incurrence, assumption or guarantee by AL1 of any indebtedness for borrowed money with respect to the Business other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding $50,000;

                  (c) any creation or other incurrence of any Lien on any material Contributed Asset other than in the ordinary course of business consistent with past practices;

                  (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Contributed Asset which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (e) any transaction or commitment made, or any contract or agreement entered into, by AL1 relating to the Business or any Contributed Asset (including the acquisition or disposition of any assets) or any relinquishment by AL1 of any contract or other right, in either case, material to the Business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (f) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any employee of the Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any such employee or (iii) change in compensation or other benefits payable to any such employee pursuant to any severance or retirement plans or policies.

         8. Technologies. Annex 8(a) hereto correctly describes technologies used in the Business included in the Contributed Assets (the "TECHNOLOGIES"), which AL1 owns or has licenses to.

         9. Sufficiency of and Title to the Contributed Assets. (a) Except for the Excluded Assets, the Contributed Assets constitute all of the assets or property used or held for use in the Business.

         (b) Upon consummation of the transactions contemplated hereby, the Partnership will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Contributed Assets, free and clear of all Liens, except for Permitted Liens.

         10. No Undisclosed Material Liabilities. There are no liabilities of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                  (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto; and

                  (b) other undisclosed liabilities which, individually or in the aggregate are not material to the Business, taken as a whole.

         11. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of AL1, threatened against or affecting, the Business or any Contributed Asset before any court or arbitrator or any governmental body, agency or official which, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

         12. Compliance with Laws and Court Orders. AL1 is not in violation of and to AL1's knowledge is not under investigation with respect to or has not been threatened to be charged with or given notice of any violation of, any law, rule, regulation, judgment, injunction, order or decree applicable to the Contributed Assets or the conduct of the Business, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         13. Intellectual Property. (a) Annex 13 hereto contains a list of all trademarks, service marks, trade names, inventions, patents, trade secrets, copyrights, software rights, know-how (including, without limitation, any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (the "INTELLECTUAL PROPERTY RIGHTS") owned or licensed and used or held for use by AL1 (the "AL1 INTELLECTUAL PROPERTY RIGHTS"), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and
(iv) licenses, sublicenses and other agreements as to which AL1 is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

         (b) (i) AL1 has not been a defendant in any action, suit, investigation or proceeding relating to, or otherwise been notified of, any claim of alleged infringement of any Intellectual Property Rights, and, to the knowledge of AL1, there is no other such infringement by AL1 and (ii) to the knowledge of AL1, there is no continuing infringement by any other Person of any AL1 Intellectual Property Rights. No AL1 Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by AL1 or restricting the licensing thereof by AL1 to any Person. AL1 has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right.

         (c) None of the processes and formulae, research and development results and other know-how of AL1 (including, without limitation, AL1 Intellectual Property Rights), the value of which to AL1 is contingent upon maintenance of the confidentiality thereof, has been disclosed by AL1 to any Person other than employees, representatives and agents of, or potential investors in, AL1, all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to ReSound and Danavox.

         (d) AL1 has taken reasonable steps to establish and preserve its ownership of all of the AL1 Intellectual Property Rights.

         (e) All of the officers, directors, employees, agents and consultants of AL1 have executed assignment of invention/confidentiality agreements and none of such

Persons is in violation thereof.

                                                                      ANNEX 8(A)

                                AUDIOLOGIC, INC.
                             TECHNOLOGY DESCRIPTION

AUDIOLOGIC TECHNOLOGY:

[*]

1.[*]




[*]


2.[*]




[*]

[*]



3.[*]



[*]

[*]


4.[*]


[*]

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*]


5.[*]




[*]

[*]



6.[*]




[*]

[*]



7.[*]




8.[*]





[*]

1.[*]




2.[*]


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*]

[*]




1.[*]
2.[*]
3.[*]
4.[*]

5.[*]

6.[*]
7.[*]
8.[*]

9.[*]

10.[*]
11.[*]
12.[*]

13.[*]
14.[*]
15.[*]

16.[*]
17.[*]
18.[*]


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.[*]







* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                        ANNEX 13


All of the Intellectual Property listed on Annex 8(a) to Schedule 3.09, in addition to the following trademarks:

Federally Registered Marks

AUDALLION                                      Registration Number 1,964,581

Applications for Federal Registration Based on Intent-to-Use

AL AUDIOLOGIC (stylized letters)               Serial Number 74/361089
SOUNDBEAM                                      Serial Number 74/433222
PSP PERSONALIZED SPEECH PROCESSOR              Serial Number 74/427173

                                  SCHEDULE 3.10

              REPRESENTATIONS AND WARRANTIES OF DANAVOX AND RESOUND

         Danavox and ReSound each severally represent and warrant to each of the other Partners and to each other as of the Effective Date that:

         1. Organization and Existence. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         2. Corporate Authorization. The execution, delivery and performance by it of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a valid and binding agreement of such entity.

         3. Governmental Authorization. The execution, delivery and performance by it of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official.

         4. Non-Contravention. The execution, delivery and performance by it of this Agreement do not and will not (a) violate its certificate of incorporation or bylaws or (b) assuming compliance with the matters referred to in Section 3 above, violate any applicable law, rule, regulation, judgment, injunction, order or decree.

         5. Litigation. There is no action, suit, investigation or proceeding pending against it, or to its knowledge threatened against or affecting it before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

                                                                       EXHIBIT A

AL1 ASSET TRANSFER TO AL2

                                                                             ADJUSTED
                                        9/30/96 AL1                         9/30/96 AL1                ALLOCATIONS
                                       BALANCE SHEET     ADJUSTMENTS       BALANCE SHEET          AL1*               AL2**
ASSETS

CASH                                        [*]                                 [*]               [*]               [*]
OTHER CURRENT ASSETS                        [*]                                 [*]               [*]               [*]
FIXED ASSETS                                [*]                                 [*]               [*]               [*]
OTHER ASSETS                                [*]                                 [*]               [*]               [*]
INVESTMENT IN AL2                                             [*]               [*]               [*]
AL2 RECEIVABLE


TOTAL ASSETS                                [*]               [*]               [*]               [*]               [*]


LIABILITIES                                 [*]               [*]               [*]               [*]               [*]


TOTAL LIABILITIES                           [*]               [*]               [*]               [*]               [*]



CAPITAL                                                                                                             [*]
RESULTS OF OPERATIONS
NET WORTH                                   [*]               [*]               [*]               [*]



TOTAL LIABILITIES AND                       [*]               [*]               [*]               [*]               [*]
CAPITAL


* - Excluded Assets and Excluded Liabilities per Section 3.02

** - Contributed Assets and Assumed Liabilities per section 3.02

*** - Estimate - Subject to revision including any revisions per Section 17.15


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                       EXHIBIT B

                                    Budget

[*] Budget                        AUDIOLOGIC/DANAVOX/RESOUND
(US$1000, except Units)


                                                                   1998       1998
       WORK PACKAGE    RESP      TOTAL       1996        1997    (Q1 & Q2)  (Q3 & Q4)     1999      2000

[*]




































Dx Payments 6,700 (of which $219,000 is a capital contribution under the Partnership Agreement)

RS Payments 6,700 (of which $219,000 is a capital contribution under the Partnership Agreement)


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                       EXHIBIT C



AL1
EXCLUDED ASSETS AT 9/30/96


AL1 RAW MATERIALS AT 9/30/96 - [*]                                           [*]
TRADE RECEIVABLES AT 9/30/96 - [*]                                           [*]
[*]          COMPUTER                                                        [*]
OSCILLOSCOPE - 1/26/95 LAB EQUIP                                             [*]
NET ORGANIZATIONAL COSTS                                                     [*]


TOTAL EXCLUDED ASSETS                                                        [*]



AL1
EXCLUDED LIABILITIES AT 9/30/96


PAYROLL TAX LIABILITY                                                        [*]
ACCRUED VACATION                                                             [*]
SALES TAX PAYABLE                                                            [*]



TOTAL EXCLUDED LIABILITIES                                                   [*]


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.